UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35009	58-1461399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330
Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 4, 2014, Fortegra Financial Corporation, a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Caroline Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Tiptree Operating Company, LLC, a Delaware limited liability company (“Parent”), pursuant to the Agreement and Plan of Merger dated as of August 11, 2014, by and among the Company, Merger Sub, Parent and Caroline Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Holdings”) (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company. The Company was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result of the Merger, became an indirect wholly-owned subsidiary of Parent. The Merger Consideration (as defined in Item 2.01 below) was funded through Parent's cash on hand and borrowings of $120 million under the Credit Agreement (as defined in Item 1.01 below), consisting of $70 million under a Revolving Facility and $50 million under a Term Loan Facility.

Item 1.01. Entry into a Material Definitive Agreement

On December 4, 2014, Fortegra Financial Corporation (the “Company”) entered into an amended and restated $140.0 million secured credit agreement (the “Credit Agreement”) among: (i) the Company and its 100% owned subsidiary LOTS Intermediate Co. (“LOTS”), as borrowers (the Company and LOTS, collectively, the “Borrowers”); (ii) the initial lenders named therein; and (iii) Wells Fargo Bank, National Association (“Wells Fargo” or the “Administrative Agent”), as administrative agent, swingline lender, and issuing lender. The five-year Credit Agreement amends and restates the Company's prior $100.0 million secured credit agreement. The Credit Agreement provides for a $50.0 million term loan facility (the “Term Loan Facility”) and a $90.0 million revolving credit facility (the “Revolving Facility” and collectively with the Term Loan Facility, the “Facilities”), with a sub-limit of $10.0 million for swingline loans and $10.0 million for letters of credit. Subject to earlier termination, the Credit Agreement terminates on December 4, 2019. The Credit Agreement includes a provision pursuant to which, from time to time, the Borrowers may request that the lenders in their discretion increase the maximum amount of commitments under the Facilities by an amount not to exceed $50.0 million.

At the Borrowers’ election, borrowings under the Revolving Facility will bear interest either at a specified base rate plus an applicable interest margin or a specified adjusted LIBO rate plus an applicable interest margin; provided, however, that all swingline loans will be base rate loans.

The Borrowers may, at their option, prepay any borrowing, in whole or in part, at any time and from time to time without premium or penalty. Pursuant to the Credit Agreement, the Borrowers are required to repay the aggregate outstanding principal amount of the initial $50 million Term Loan Facility (the “Initial Term Loan”) in consecutive quarterly installments on the last business day of each March, June, September and December, commencing March 31, 2015, in an amount equal to 2.5% of the initial principal amount thereof, with the remainder of the outstanding principal balance due on December 4, 2019. Amounts repaid or prepaid by the Company with respect to the Initial Term Loan may not be reborrowed. In addition, the Borrowers must make mandatory prepayments of principal under the Credit Agreement upon the occurrence of certain specified events, including certain asset sales, casualty and condemnation events, debt issuances and, in some circumstances, receipt of “Excess Cash Flow” (as defined in the Credit Agreement) by the Borrowers.

The Credit Agreement contains certain customary representations, warranties and covenants of the Borrowers for the benefit of the Administrative Agent and the lenders. The Credit Agreement also contains certain financial covenants, which require the Borrowers to maintain a specified maximum Total Leverage Ratio and a minimum Reinsurance Ratio (each as defined in the Credit Agreement), and a minimum NAIC Risk Based Capital Ratio (as defined in the National Association of Insurance Commissioners standards).

The Borrowers’ obligations under the Facilities may be accelerated or the commitments terminated upon the occurrence of an event of default under the Credit Agreement, which includes payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, defaults arising in connection with changes in control and other customary events of default.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and this Current Report on Form 8-K is incorporated into this Item 2.01 by reference. On December 4, 2014, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company. The Company is the Surviving Corporation and is an indirect wholly-owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, each outstanding share of Company common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by (i) Parent, Holdings, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) the Company or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law (the “Excluded Shares”)) was converted automatically into and entitled the holder thereof to receive $10.00 in cash (the “Merger Consideration”), without interest. The source of funds for such cash payment was Parent's cash on hand and borrowings of $120 million under the Credit Agreement, consisting of $70 million under a Revolving Facility and $50 million under a Term Loan Facility. Upon the closing of the Merger, the Company became an indirect wholly-owned subsidiary of Parent and the Common Stock, which traded under the symbol “FRF”, ceased trading on, and is being delisted from, the New York Stock Exchange. The Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 12, 2014 is incorporated into this Item 2.01 by reference and the foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the New York Stock Exchange (the “NYSE”) on December 2, 2014 that, at the Effective Time of the Merger, (x) each share of Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, other than Excluded Shares, automatically converted into the right to receive the per share Merger Consideration and (y) each Excluded Share was canceled and no longer entitled the holder of such Excluded Share to any rights, including the right to receive the Merger Consideration, and (ii) requested the NYSE to file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and such notification and request, the last day of trading of the Common Stock on the NYSE was December 3, 2014. The Company intends to file a Form 15 with the SEC requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time of the Merger, (i) each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, was canceled and automatically converted into the right to receive an amount in cash equal to the per share Merger Consideration, (ii) each Excluded Share was canceled and no longer entitled the holder of such Excluded Share to any rights, including the right to receive the Merger Consideration, (iii) each outstanding employee stock option automatically vested and was deemed exercisable, and the underlying shares of Common Stock were then canceled and converted into the right to receive cash representing the difference between the per share Merger Consideration and the exercise price of the option, net of any applicable tax withholdings, and (iv) each share of restricted stock outstanding automatically vested and was canceled and converted into the right to receive the per share Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is also incorporated herein by reference. Except as specified in the Merger Agreement, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters. The Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K by the Company with the SEC on August 12, 2014 is incorporated into this Item 5.01 by reference and the foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On December 4, 2014, in connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), effective immediately after the completion of the Merger, each member of the board of directors of the Company other than Richard S. Kahlbaugh resigned from his positions with the Company, and each of Michael G. Barnes and Geoffrey N. Kauffman were appointed as directors of the Company. The members of the board of directors of the Company are Richard S. Kahlbaugh, Michael G. Barnes and Geoffrey N. Kauffman.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger, the certificate of incorporation of the Company immediately prior to the Effective Time of the Merger was amended and restated and, as so amended and restated, became the certificate of incorporation (the “Certificate of Incorporation”) of the Surviving Corporation in accordance with the terms of the Merger Agreement.

A copy of the Certificate of Incorporation of the Surviving Corporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Fortegra Financial Corporation.
99.1	Press Release dated December 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: December 4, 2014	By:	/s/ Walter P. Mascherin
	Name:	Walter P. Mascherin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Fortegra Financial Corporation.
99.1	Press Release dated December 4, 2014.